EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of October 29, 1996, is by and between America Online, Inc., a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166-9323 (the "Company") and Robert W. Pittman ("Executive").

     WHEREAS the Company desires to employ the services of Executive as President and Chief Executive Officer of America Online Networks ("AON"), a division or subsidiary of the Company, for the period and upon the terms and conditions hereinafter set forth; and

     WHEREAS Executive desires to serve in such capacities upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and Executive hereby agree as follows:

     1. Employment. (a) The Company will employ the Executive, and Executive agrees to be employed by the Company, as President and Chief Executive Officer of AON. Executive will report to the Company's Chief Executive Officer and will also be a member of the Company's Office of the Chairman. Executive will be responsible for the general operation, management and profitability of AON, consistent with and subject to the business strategy and budgets of the Company and AON, as approved from time to time by the Company's Board of Directors (the "Board") and the Company's Chief Executive Officer. Executive shall have the authority to make expenditures and personnel decisions with respect to individuals whose duties lie solely within AON, subject to compliance with the Company's guidelines as revised from time to time and the AON budget as approved by the Board from time to time. Executive will also have such other responsibilities, duties and authority, commensurate with Executive's position, as may from time to time be assigned to him by the Company's Chief Executive Officer.

     (b) Executive agrees to devote substantially all of his full business time and energies to the business and affairs of the Company and AON, provided, however, that nothing contained in this Paragraph 1(b) shall be deemed to prevent or limit his right to: (i) make wholly passive investments in the securities of any entity which he does not control, directly or indirectly, and which is not a "Competitive Business" (as defined in the Confidential Information/ Noncompetition/Proprietary Rights Agreement attached hereto as Exhibit A (the "Confidentiality Agreement") and (ii) serve in the capacities set forth in Exhibit B, and in all other cases subject to the prior approval of the Chief Executive Officer, to serve as a member on the Board of Directors, Board of Trustees or other similar body of other corporations or entities which do not compete with the Company, AON or any of their Affiliates, provided that his duties in any such capacity shall be limited to that of a director of a public corporation and shall not include any day to day management activities. "Affiliates" as used herein shall mean corporations which for purposes of
Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), are either a parent or subsidiary of the Company or AON, direct or indirect. Notwithstanding the foregoing, Executive shall be permitted to make wholly passive investments in any publicly-held Competitive Businesses, provided that his direct and indirect ownership shall not exceed 1% of the outstanding voting capital stock of any publicly-held Competitive Business.

     (c) The Company and the Executive also agree that during the Employment Term, Executive shall continue to serve as a director on the Board. In the event of any termination of Executive's employment, Executive agrees to resign from the Board if requested to do so by the Board.

     2. Term of Employment. Executive's employment hereunder shall commence on November 1, 1996 (the "Commencement Date") and continue until terminated in accordance with the terms hereof (the "Employment Term").

     3. Principal Location. The principal location at which Executive will perform his duties will be the Company's principal offices, currently located in Dulles, Virginia. Executive acknowledges that frequent and substantial travel away from such offices will be required for the performance of his duties hereunder.

     4. Compensation. In consideration for Executive's services under this Agreement during the Employment Term, Executive will be paid (i) a salary at an annual rate of $500,000, subject to increase by the Board or the Compensation Committee thereof, in its sole discretion (the "Base Salary") and (ii) a bonus in such amount, if any, as the Board or the Compensation Committee thereof may determine annually in its discretion, up to an amount equal to Executive's Base Salary (the "Annual Bonus"). Executive's Base Salary shall be paid in periodic installments at such times as salaries are generally paid to other senior executives of the Company. Executive's Base Salary and Annual Bonus, if any, shall be subject to required and voluntary withholding and deductions.

     5. Benefits and Reimbursement of Expenses. During the Employment Term, Executive shall be entitled to the following benefits and payments.

     (a) Vacation. Executive shall be entitled to vacation commensurate with senior executives of the Company.

     (b) Employee Benefit Plans and Other Benefits. Executive shall also be entitled to participate in such employee benefit plans which the Company provides or may establish from time to time for the benefit of its senior executives generally, subject to the terms of each such plan and subject to the right of the Company to modify, revise or eliminate benefit plans from time to time in its sole discretion.

     (c) Reimbursement of Expenses. Executive shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by him in furtherance of the Company's business, in accordance with the policies adopted from time to time by the Company. Executive will comply with the Company's travel policies as in effect from time to time. If Executive reasonably determines that the easiest and safest method to travel for AON business is to use his private aircraft, then the Company will reimburse Executive $800 per flight hour and up to $250 per day for a co-pilot. The Company will have no other obligation with respect to such flights, Executive's private aircraft or use thereof.

     (d) Housing and Relocation. For a period of up to two years, the Company shall rent appropriate accommodations for Executive's use near the Company's Dulles, Virginia headquarters for a monthly amount not to exceed $5,000. In addition, the Company shall pay the reasonable expenses of relocating Executive's family to the Dulles, Virginia area, including travel and moving expenses, in accordance with the Company's executive relocation policy. The Company will also pay Executive a tax gross up for all relocation expenses incurred and reimbursed by the Company during the first two years of employment. At any time while an employee of the Company, but not later than the second anniversary of the Commencement Date, Executive may require the Company to acquire, either directly or through a third party, Executive's current residence at 148-152 Music Mountain Road, Falls Village, Connecticut 06031 at the fair market value thereof as determined by an independent appraiser chosen by the Company and reasonably acceptable to Executive.

     6. Stock Options. A stock option to purchase an aggregate of 400,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), with an initial exercise price of $24.625 per share, has been granted to the Executive in anticipation of and subject to his employment pursuant to this Agreement. The terms and conditions of such option are set forth in the Nonqualified Stock Option Agreement attached hereto as Exhibit C-1. In addition, the Company shall promptly after the date hereof grant to Executive a stock option to purchase an aggregate of 100,000 shares of Common Stock, with an initial exercise price of $70 per share, subject to the terms and conditions set forth in the Nonqualified Stock Option Agreement attached hereto as Exhibit C-2.

     7. Termination upon Death or Disability. (a) Executive's employment by the Company shall terminate upon his death, or upon the Company's written notice if, by virtue of Disability, Executive is unable to perform his duties hereunder. "Disability" shall mean permanent and total disability as defined in
Section 22(e)(3) of the Code.

     (b) The Termination Date in the event of death shall be the date of death and in the event of Disability shall be the date of the Company's written notice.

     (c) In the event of a termination of employment as a result of Executive's death or Disability, the Company shall have no further obligations under this Agreement except as provided in Paragraph 11 below and the stock option agreements referred to in Paragraph 6 above.

     8. Termination by the Executive. (a) Executive's employment may be terminated by him, by giving a Notice of Termination, at any time by written notice of thirty (30) days to the Company. Upon any such termination, the Company may elect to relieve Executive of his duties, responsibilities and authority hereunder during such thirty (30) day period, which shall not constitute a termination for Good Reason.

     (b) Executive's employment may also be terminated by him, by giving a Notice of Termination, at any time for a "Good Reason" (as defined below), provided such notice is given within ninety (90) days of the event or actions constituting Good Reason and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination, and provided, further, the Company shall not have taken actions within thirty (30) days of such Notice of Termination such that the circumstances constituting a Good Reason have ceased. The Termination Date in the event of a termination under this Paragraph 8 shall be the date set forth in the Notice of Termination, but in any event not later than thirty (30) days after the date such notice is given.

     (c) As used herein, a "Good Reason" shall mean any of the following:

     (i) a change in the location of the principal offices of AON to a location outside Northern Virginia, without the consent of Executive;

     (ii) failure to be nominated by the Board for election to the Board at any time such nominations are made, failure of the Board to appoint Executive as a member of the Office of the Chairman of the Company, or removal from the Board, the Office of the Chairman of the Company, or as the President and Chief Executive Officer of AON, provided that such failure or removal is not in connection with a termination of Executive's employment hereunder by the Company;

     (iii) a material adverse change by the Company in Executive's duties, authority, responsibilities or reporting relationship as President and Chief Executive Officer of AON (including a change which results in Executive no longer directly reporting to the Chief Executive Officer of the Company) which causes his position with the Company to become of less responsibility or authority than his position as of immediately following the Commencement Date, provided that such change is not in connection with a termination of Executive's employment hereunder by the Company;

     (iv) the appointment of an individual other than Executive to serve as President or Chief Operating Officer of the Company;

     (v)  a reduction in Executive's base compensation;

     (vi) a material breach by the Company of a material provision of this Agreement which has not been cured within thirty (30) days after written notice thereof by Executive; or

     (vii) failure to obtain the assumption, either explicitly or by operation of law, of this Agreement by any successor to the Company.

     9. Termination by the Company. (a) Executive's employment may be terminated at any time by the Company (i) with Cause by a Notice of Termination to Executive, effective immediately unless otherwise stated in such notice, which date shall be the Termination Date therefor; provided, however, that such termination must be approved or ratified by the affirmative vote of a majority of the members of the Company's Board of Directors (excluding Executive) and after giving Executive reasonable advance notice and an opportunity for Executive to be heard before the Board, (ii) without Cause at any time, by a Notice of Termination to Executive, effective immediately unless otherwise stated in such notice, which date shall be the Termination Date therefor, or
(iii) for Disability in accordance with Paragraph 7.

     (b) For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder in the event of Executive's (i) conviction of a felony involving moral turpitude, (ii) willful and continued failure to substantially perform his required duties under this Agreement which failure has not been cured within ten (10) days after written notice thereof by the Company, provided, however, that the Company shall only be required to give notice pursuant to this Section 9(b)(ii) one time during the term of this Agreement, (iii) intentional or repeated violation of the Confidentiality Agreement which has not been cured within ten (10) days after written notice thereof by the Company or (iv) intentional or repeated improper conduct substantially prejudicial to the business of the Company, AON or any of their Affiliates.

     10. Effect of Termination for other than Death or Disability. (a) In the event Executive's employment hereunder is terminated by Executive for a Good Reason or by the Company other than for either Cause or Disability, Executive shall, effective as of the Termination Date, become a consultant to the Company for a term of two (2) years, subject to the terms and conditions set forth in the Consulting Agreement (the "Consulting Agreement") attached as Exhibit A to the Confidentiality Agreement.

     (b) In the event the Company shall terminate Executive's employment for Cause, or Executive shall terminate his employment for other than a Good Reason, then Executive shall be entitled as of the Termination Date to no compensation under this Agreement, except as provided in Paragraph 11. If the Company shall terminate Executive's employment for Cause or Executive shall terminate his employment for other than a Good Reason, then Executive shall be subject to the terms and conditions set forth in the Consulting Agreement, unless in accordance with the notice provisions thereof, the Company in its sole discretion shall have elected to terminate such agreement.

     11. Accrued Compensation. In the event of any termination of Executive as an employee for any reason, Executive (or his estate) shall be paid such portion of Executive's Base Salary as has accrued by virtue of his service during the period prior to termination and has not yet been paid, together with any amounts for expense reimbursement and similar items which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid.

     12. Confidential Information/Noncompetition/Proprietary Rights. Executive shall enter into the Confidentiality Agreement as of the date hereof.

     13.  General.

     (a) Notices. All notices and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy, (iii) sent by overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid.


                    If to the Company:       America Online, Inc.
                                             22000 AOL Way
                                             Dulles, Virginia 20166-9323
                                             Attn:  General Counsel

                    With a copy to:          Kenneth J. Novack, Esq.
                                             Mintz, Levin, Cohn, Ferris,
                                               Glovsky and Popeo, P.C.
                                             One Financial Center
                                             Boston, MA 02111

                    If to Executive:         Robert W. Pittman
                                             148-152 Music Mountain Road
                                             Falls Village, CT 06031

                    With a copy to:          Robert A. Kindler, Esq.
                                             Cravath, Swaine & Moore
                                             825 Eighth Avenue
                                             New York, New York 10019


     All notices and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by certified mail, on the fifth business day following the day such mailing is made.

     (b) Entire Agreement. This Agreement and the Exhibits hereto embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement or the Exhibits hereto shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

     (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     (e) Assignment. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate. Neither this Agreement nor any right arising hereunder may be assigned or pledged by Executive.

     (f) Governing Law; Consent to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Virginia, without giving effect to the conflict of law principles thereof. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the Commonwealth of Virginia or of the United States of America for the District of Virginia. By execution and delivery of this Agreement, each of the parties hereto accepts for such party and in respect of such party's property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Paragraph 13(a) hereof.

     (g) Severability. The parties intend this Agreement to be enforced as written. However, if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (h) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

     (i) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement or the Exhibits, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement or any of the Exhibits by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement or any of the Exhibits shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     (j) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14. No Conflicting Agreements. Except as set forth on Schedule A [we will need to review any such agreements to confirm this proviso is appropriate], Executive represents and warrants to the Company that he is not a party to or bound by any agreement or obligation which would limit or prohibit his ability to enter into and perform his obligations under this Agreement and the Exhibits hereto or which would subject the Company to any liability.


     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                              AMERICA ONLINE, INC.



                             By:/S/STEPHEN M. CASE
                                Stephen M. Case
                                Chairman & Chief Executive Officer


                               /S/ROBERT W. PITTMAN
                                Robert W. Pittman



          Confidentiality/Non-Competition/Proprietary Rights Agreement

     In consideration for the agreement of America Online, Inc., and/or its subsidiaries or affiliates (collectively "America Online") to employ me and as a condition to my continued employment by America Online, I hereby agree as follows:

1. I acknowledge that I may be furnished or may otherwise receive or have access to information which relates to America Online's past, present or future products, software, research, development, improvements, inventions, processes, techniques, designs or other technical data, or regarding administrative, management, financial, marketing or manufacturing activities of America Online or of a third party which provided proprietary information to America Online on a confidential basis. All such information, shall be considered by America Online as proprietary and confidential ("Proprietary Information").

2. Both during and after the term of this Agreement, I agree to preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to me before this Agreement is signed or afterward. In addition, I shall not (i) disclose or disseminate the Proprietary Information to any third party, including employees of America Online without a need to know, (ii) remove Proprietary Information from America Online's premises, or (iii) use Proprietary Information for my own benefit or for the benefit of any third party.

3. The foregoing obligations shall not apply to any information which I can establish to have (i) become publicly known without breach of this Agreement by me; (ii) been given to me by a third party who is not obligated to maintain confidentiality; or (iii) been developed by me prior to the date of this Agreement is signed, as established by documentary evidence. If I receive information with uncertain confidentiality, I agree to treat such information as Proprietary Information until I have verification from management that such information is neither confidential nor proprietary.

4. All Proprietary Information used or generated during the course of working for America Online is the property of America Online except for such information that was developed by me and was published or otherwise publicly disseminated prior to the date hereof. I agree to deliver to America Online all documents and other tangibles (including diskettes and other storage media) containing Proprietary Information upon termination of my employment with America Online or otherwise within (3) days after America Online so requests.

5. I acknowledge and agree that all writings or works of authorship, including, without limitation, program codes or documentation, produced or authored by me in the course of performing services for America Online, together with any copyrights on those writings or works of authorship, are works made for hire and the property of America Online. To the extent that any such writings or works of authorship may not, by operation of law, be works made for hire, this Agreement shall constitute an irrevocable assignment by me to America Online of the ownership of, and all rights of copyright in such items, and America Online shall have the right to obtain and hold in its own name, all rights of copyright, copyright registrations and similar protections which may be available in the works. I agree to give America Online or its assignees all assistance reasonably required to perfect such rights.

6. I shall and hereby do assign to America Online my entire right, title and interest in any invention, technique, process, device, discovery, improvement or know-how patentable or not, hereafter made or conceived solely or jointly by me while working for America Online, which relates in any manner to the actual or anticipated business or research and development of America Online or is suggested by or results from any task assigned to me or work performed by me for or on behalf of America Online or for which America Online equipment, supplies, facilities, information or materials are used. I shall disclose any such invention, technique, process, device, discovery, improvement or know how promptly, and execute a specific assignment of title to America Online, and do anything else reasonably necessary to enable America Online to secure patent, trade secret or any other proprietary rights in the United States or foreign countries.

7. Any inventions I have made or conceived before my employment with America Online are listed and described below. These items are excluded from this Agreement.

8. I understand that I may continue to work on, and retain rights to, projects of my own interest outside of America Online provided that (i) they do not fall under paragraphs 5 or 6 above; (ii) they do not interfere in any way with my time at work for America Online; and (iii) should any products with potential commercial application result from any such project, America Online shall be given the right of right refusal to purchase and market such products.

9. I shall not submit any article for publication that contains any information relating to the business of the Company or that identifies me as an employee or representative of the Company without receiving the prior written consent of an officer of America Online. I will not deliver any public speech that contains any information relating to the business of the company or that identifies me as an employee or representative of the Company without receiving the prior written consent of an officer of America Online if such speech would disclose material nonpublic information concerning the Company or would otherwise be adverse to the interests of the Company.

10. I represent and warrant that: (i) I am able to enter into this Agreement and that such ability is not limited or restricted by any agreements or understandings between me and other persons or companies; (ii) I will not disclose to America Online or its clients, or induce America online to use or disclose, any proprietary information or material belonging to others, except with the written permission of the owner of such information or material; and
(iii) any information, materials or products I develop for, or any advice I provide to, America Online shall not rely or in any way be based upon confidential or proprietary information or trade secrets obtained or derived by me from sources other than America Online. I hereby agree to indemnify and hold America Online harmless from and against any and all damages, claims, costs and expenses, including reasonable attorneys' fees, based on or arising, directly or indirectly, from the breach of any agreement or understanding between me and another person or company including, but not limited to, liability arising from any confidential or proprietary information or trade secrets I have obtained from sources other than America Online.

11. I will fully comply, and do all things necessary for America Online to fully comply, with all appropriate U.S. Government laws and regulations, and with the provisions of contracts between America Online and the agencies of the U.S. Government or contractors, which relate to patent rights, technical data, or to the safeguarding of information and material.

12. While working for America Online and for a period of one year after any termination of my employment with America Online, I will not attempt, either directly or indirectly, to induce or attempt to influence any employee of America Online to leave America Online's employ.

13. While working for America Online and for a period of one year after any termination of my employment with America Online, I will not solicit business from any of America Online's customers, either directly or indirectly, for the benefit of anyone other than America Online or participate or assist in any way in the solicitation of business from any such customers as an employee of or consultant to another entity, unless the business being solicited is not competitive with the services provided by America Online to such customers.

14.  I acknowledge and agree that:

     a) (i) my contractual obligations under paragraphs 2, 10, 11, 13 and 14 have a unique and very substantial value to America Online, (ii) I have sufficient assets and other skills to provide a reasonable livelihood for myself while such paragraphs are in force, and (iii) I am subject to immediate dismissal by America Online for any breach of those provisions and that such dismissal shall not relieve me from my continuing obligations under this Agreement or from the imposition by a court of any judicial remedies, such as money damages or equitable enforcement of those provisions.
     b) the terms and provisions of this Agreement are applicable to all information and materials developed for, or any advice provided to, America Online prior to the signing of this Agreement; and
     (c) the termination of my employment with America Online, for any reason, shall not relieve me from complying with the undertakings and agreements contained herein, which call for performance prior or subsequent to the termination date, including, but not limited to those undertakings and agreements set forth in paragraphs 2, 4, 11, 12 and 13.

15. No act or failure to act by America Online will waive any right contained herein. any waiver by America Online must be in writing and signed by an officer of America Online to be effective.

16. This Agreement shall be binding on my heirs, executors and administrators and on successors and assigns of America Online; however, I shall not have the right to assign this Agreement.

17. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable force and effect.

18. This Agreement shall be governed by the laws of the Commonwealth of Virginia as such laws are applied to contracts executed by Commonwealth of Virginia residents and performed entirely within the Commonwealth of Virginia.

19. This document constitutes my entire Agreement with America Online with respect to its subject matter, superseding any prior negotiations and agreements. This Agreement may not be changed in any respect except by a written agreement signed by both myself and an officer of America Online.

20. All remedies provided herein are cumulative and in addition to all other remedies which may be available at law or in equity.



Witness                        Signature /S/ROBERT W. PITTMAN

Date                           Print Name Robert W. Pittman

                               Date




For America Online, Inc.

Signature  /S/STEPHEN M. CASE

Title  Chairman and Chief Executive Officer

Date


Prior inventions to be excluded from this Agreement are listed and briefly described below:

[None Listed]


                          Addendum to
  Confidentiality/Non-Competition/Proprietary Rights Agreement
             dated as of October 29, 1996  between
           America Online, Inc. and Robert W. Pittman


     The following provisions are hereby added to, incorporated in and made a part of the above-referenced Confidentiality/Non-Competition/Proprietary Rights Agreement (the "Agreement") as if originally set forth therein in their entirety (capitalized terms used and not otherwise defined in this Addendum have the meanings given to them in the Agreement):

23. I hereby acknowledge that my employment with America Online is on an "at will" basis. In the event that I am no longer employed by America Online as a result of (i) the termination of my employment without "Cause" by America Online pursuant to Section 9(a)(ii) of the Employment Agreement dated as of October 29, 1996 between me and America Online (the "Employment Agreement") or (ii) the termination of my employment by me for "Good Reason" pursuant to Section 8(b) of the Employment Agreement, I will be retained by America Online as an independent consultant in accordance with the terms of the Consulting Agreement attached hereto as Exhibit A. Further, in the event that I am no longer employed by America Online as a result of my termination of employment pursuant to Section 8(a) of the Employment Agreement or if I am terminated for "Cause" by America Online pursuant to Section 9(a)(i) of the Employment Agreement, I agree to be retained by America Online as an independent consultant in accordance with the terms of the Consulting Agreement attached hereto as Exhibit A, which Consulting Agreement shall automatically become effective simultaneously with the termination of my employment, unless America Online notifies me in writing within thirty (30) days following such termination of employment that it elects not to have the Consulting Agreement become effective and not to pay and provide the Non-Compete Consideration (as defined in Section 24 below), in which event:
(i) the Consulting Agreement shall not become effective and shall cease and terminate and be of no force or effect, (ii) the Non-Compete Consideration shall not be paid or provided to me, and (iii) I shall not be subject to or bound by the restrictive covenants contained in Sections 24 and 25 below following such termination of employment.

24. During the period (the "Non-Compete Period") beginning with the start of the term of my employment by America Online and ending at midnight on the second anniversary of the effective date of the termination of my employment with America Online, I will not anywhere in the United States or in any other country in which America Online (directly or indirectly through any entity in which America Online has a material ownership interest, other than solely for investment purposes) or a licensee of America Online, in each case, is then operating or preparing to operate, directly or indirectly own, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character of the business then engaged in by America Online, or that is then competitive with the business then engaged in by America Online (excluding any company or business whose competitive business activities are wholly incidental to the business of such company or business)(collectively, a "Competitive Business"), whether such engagement shall be as an employer, officer, director, owner, employee, partner, advisor, consultant, shareholder, agent or other participant in any Competitive Business (or in any similar capacity in which I may derive an economic benefit from a Competitive Business), provided that during the period following the termination of my employment with America Online through and including the expiration of the Non-Compete Period, America Online shall in accordance with the terms of the Consulting Agreement:
(A) pay or cause to be paid to me an amount equal to the same base salary and annual bonus, and provide the same benefits, as paid and provided to me by America Online at the time of the termination of my employment with America Online on the same terms, including timing of payments and otherwise, as said amounts were paid and benefits provided to me during my employment with America Online, provided that if America Online's benefit plans are modified generally for current executive employees, America Online may elect to have such modifications apply to me and (B) if my employment was terminated by America Online without "Cause" pursuant to Section 9(a)(ii) of the Employment Agreement or terminated by me for "Good Reason" pursuant to Section 8(b) of the Employment Agreement, continue the vesting of my stock options on the same basis as such stock options vested while I was employed by America Online (collectively, the "Non-Compete Consideration") except as otherwise provided in the Stock Option Agreements. Notwithstanding the foregoing, during the period of my employment with America Online, I shall be permitted to make wholly passive investments in any publicly-held Competitive Businesses provided that I shall not have a direct ownership interest or knowingly have an indirect ownership interest of more than 1% of the outstanding voting capital stock of any publicly-held Competitive Business. Further, during the period following the termination of my employment with America Online through and including the expiration of the Non-Compete Period, I shall be permitted to make wholly passive investments in any privately-held Competitive Business provided that I shall not have a direct or knowingly have an indirect ownership interest of more than 5% of the outstanding voting capital stock of any privately-held Competitive Business and provided further that I shall have no influence or control (either directly or through control or influence over any investment vehicle investing in any such privately-held business) over the business or management of such privately-held business (including, but not limited to, influence or control as an employee, consultant or director) other than the ability to vote securities owned. For purposes of this Agreement, any business which advertises, markets or sells its products through the Internet or other electronical mailing systems shall not, solely by virtue of the use of such systems to advertise, market or sell its products, be deemed a Competitive Business.

     I understand and acknowledge that, as consideration for my agreement not to compete during the Non-Compete Period after I am no longer employed by America Online, America Online shall pay or cause to be paid and provide to me the Non-Compete Consideration, and I acknowledge that upon the expiration of the Consulting Agreement or in the event America Online elects not to have the Consulting Agreement become effective in those instances provided in Section 23 above, my America Online stock options shall thereafter cease to vest in accordance with the 1992 Employee, Director and Consultant Stock Option Plan and the stock option agreements. In any event, my America Online stock options shall continue to vest during the term of the Consulting Agreement only if my employment was terminated by America Online without "Cause" pursuant to Section 9(a)(ii) of the Employment Agreement or terminated by me for "Good Reason" pursuant to Section 8(b) of the Employment Agreement. I further understand and acknowledge that, should I breach any of my obligations under this Section 24, America Online will be entitled, in addition to any other damages and remedies, to the return of all Non-Compete Consideration previously paid to me and I will not be entitled to any further Non-Compete Consideration.

25. I agree that any breach or threatened breach of this Agreement by me could cause irreparable damage and that in the event of such breach America Online shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security.

26. Section 15 of the Agreement is supplemented by adding Sections 23, 24, and 25 to, and deleting Section 10 from, the list of Sections of this Agreement set forth in clauses (a)(i) and (c) of such Section 15.


          IN WITNESS WHEREOF, the parties have executed this Addendum as of the 29th day of October, 1996.


                                   /S/ROBERT W. PITTMAN
Witness                            Signature



                                   Robert W. Pittman
                                   Print Name


For America Online, Inc.



/S/STEPHEN M. CASE
Signature


Stephen M. Case
Print Name


Chairman and Chief Executive Officer
Title


                                                                       Exhibit A

                                   CONSULTING AGREEMENT
                                   dated as of October 29, 1996
                                   between AMERICA ONLINE, INC.,
                                   a Delaware corporation (the   "Company"),
                                   and Robert W. Pittman (the "Consultant").


     The Consultant and the Company have entered into an employment agreement (the "Employment Agreement") and a Confidentiality/Non-Competition/Proprietary Rights Agreement (the "Confidentiality Agreement") in connection with the Consultant becoming an employee of the Company. In addition, the Consultant has been granted by the Company options to purchase shares of common stock, $.01 par value, of the Company, pursuant to stock option agreements between the Consultant and the Company (the "Stock Option Agreements") under the Company's 1992 Employee, Director and Consultant Stock Option Plan. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Confidentiality Agreement.

     The Company and the Consultant agree (I) in the event the Consultant's employment is terminated by the Company without "Cause" pursuant to Section 9(a)(ii) of the Employment Agreement or the Consultant's employment is terminated by the Consultant for "Good Reason" pursuant to Section 8(b) of the Employment Agreement, or (ii) at the Company's sole election, in the event the Consultant's employment terminates as a result of the Consultant's termination of employment pursuant to either Section 8(a) or 9(a)(i) of the Employment Agreement, then from and after the effective date of the Consultant's termination of employment (the "Termination Date"), the Consultant shall be retained as a consultant to the Company, and the Consultant shall serve in such capacity.

     NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

     1. Consulting Term. Subject to the provisions of Section 23 of the Confidentiality Agreement, the Company agrees to engage the Consultant as a consultant, and the Consultant agrees to be engaged as a consultant for the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the Termination Date and ending on the second anniversary of the Termination Date (the "Consulting Term"), as follows:

     (a) the nature of the consulting services to be performed by the Consultant hereunder shall be such advisory and consultative services, in connection with the business of the Company, as are requested of him from time to time by the executive employees of the Company, subject to the following:

          (i) during the consulting Term, the Consultant will, as requested by the Company, render such services for up to five (5) days per annum, such services to be rendered by the Consultant at such location(s) and time(s) as are reasonably requested by the Company and agreed to by the Consultant;

          (ii) for the purposes of computing the amount of services rendered by the Consultant, there shall be counted (A) the actual time spent by the Consultant at the Company's place of business at the Company's request, (B) the actual time spent by the Consultant in telephone consultation with, or on behalf of, the Company and (C) the actual time spent by the Consultant representing the Company at any location as the Company shall have reasonable requested, and one "day" of consulting services shall consist of one eight-hour period;

          (iii) notwithstanding the foregoing, the Consultant will not be required to render services during any period of illness which prevents him from rendering such services;

          (iv) the Consultant agrees to perform the consulting services assigned to him by the Company hereunder to the best of his abilities; and

          (v) the Consultant agrees to be bound by the Confidentiality Agreement as if he remained an employee of the Company provided that Section 8(iii) of the Confidentiality Agreement shall not apply.

     (b) notwithstanding the provisions hereof, the Company understands that the Consultant may be an employee of other parties during the Consulting Term and that any consulting services to be rendered by the Consultant hereunder shall be subject to his reasonable availability from such employment;

     (c) anything to the contrary contained herein notwithstanding, the Company may terminate this Agreement at any time during the Consulting Term immediately upon delivery of written notice to the Consultant provided that as and to the extent provided in paragraph (d) below: (I) the Company shall remain obligated to continue to pay and provide to the Consultant payments and benefits and (ii) in the event the Consultant's employment was terminated without "Cause" by the Company or by the Consultant for "Good Reason", the Consultant's stock options shall continue to vest;

     (d) as consideration for the Consultant's services rendered and for the Consultant's other agreements hereunder, during the Consulting Term: (I) the Company shall pay to the Consultant an amount equal to the same base salary and annual bonus and provide to the Consultant the same benefits as paid and provided to the Consultant by the Company at the time of termination of the Consultant's employment, in each case on the same terms, including, timing of payments and otherwise, as said amounts were paid and benefits provided during the Consultant's employment with the Company provided that if the Company's benefit plans are modified generally for current executive employees, the Company may elect to have such modifications apply to the Consultant; and (ii) in the event the Consultant's employment was terminated by the Company without "Cause" pursuant to Section 9(a)(ii) of the Employment Agreement or terminated by the Consultant for "Good Reason" pursuant to Section 8(b) of the Employment Agreement, the stock options granted to the Consultant under the terms of the Stock Option Agreements shall continue to vest during the Consulting Term on the same basis as such stock options vested during the Consultant's employment with the Company except as otherwise provided in the Stock Option Agreements; and

     (e) during the Consulting Term, the Company will reimburse the Consultant for all reasonable, documented expenses incurred in connection with the performance of his services hereunder or at the Company's request.

     2. Consent and Waiver. The waiver or consent by the Company of any breach by the Consultant of any provision of this Agreement shall not operate as or be construed as a waiver or consent of any subsequent breach thereof.

     3. Amendments and Modifications. This Agreement may be amended, modified, or terminated only by a written instrument executed by the parties hereto.

     4. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Company and the Consultant and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, benefits or obligations hereunder may be assigned by the Consultant. Anything contained herein to the contrary notwithstanding, this Agreement shall be of no force or effect, and neither party shall have any obligations hereunder, in the event this Agreement does not become effective in accordance with Section 23 of the Confidentiality Agreement.

     5. Governing Law; Consent to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Virginia, without giving effect to the conflict of law principles thereof. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the Commonwealth of Virginia or of the United States of America for the District of Virginia. By execution and delivery of this Agreement, each of the parties hereto accepts for such party and in respect of such party's property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Paragraph 7 hereof.

     6. Effect of Headings. The section and other headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     7. Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address:

               (i)  if to the Company, to:

                    America Online, Inc.
                    22000 AOL Way
                    Dulles, VA  20166-9323
                    Attention:  General Counsel
                    Telecopier:  (703) 265-2208; and

               (ii) if to the Consultant. to:

                    the address for notice
                    set forth on the last page hereof;

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (B) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (C) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

     8. Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed and delivered as of the date first above written.


                                   AMERICA ONLINE, INC.



                                   By:/S/STEPHEN M. CASE
                                     Name:  Stephen M. Case
                                     Title:  Chairman and CEO


                                   CONSULTANT



                                   /S/ROBERT W. PITTMAN
                                   Signature


                                   Robert W. Pittman
                                   Print Name